UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 19, 2010

COLOMBIA CLEAN POWER & FUELS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32735	87-0567033
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

4265 San Felipe Street, Suite 1100, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 327-7417

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01   Entry into a Material Definitive Agreement

On July 19, 2010, Colombia Clean Power & Fuels, Inc. (the "Company") through its wholly-owned subsidiary, Energia Andina Santander Resources SAS (“Energia”), entered into two agreements with Jorge Enrique Osorio Jimenez and Jose David Osorio Jiminez (collectively, the “Assignors”) for the assignment to Energia of all of the Assignors’ rights and obligations under (i) mining concession contract, file No. GG7-111 (the “GG7-111 Assignment Agreement”) and (ii) mining concession contract, file No. GG7-11522X (the “GG7-11522X Assignment Agreement” and collectively with the GG7-111 Assignment Agreement, the “Assignment Agreements”), for the exploration and exploitation of coal deposits on an aggregate of approximately 2,675 hectares (6610 acres) of land located in the Department of Santander, Colombia, in consideration for the aggregate payment of 400 million Colombian pesos (approximately US$221,524, using the exchange rate US1.00=1,805.75 Colombian Pesos on September 9, 2010, which also applies to all other currency conversions in this Current Report on Form 8-K).

The aggregate purchase price will be paid as follows:

 (i) twenty five percent (25%) of the purchase price, or 100 million Colombian pesos (US$55,388), will be paid within twenty (20) days of execution of the Assignment Agreement; and

(ii) seventy five percent (75%) of the purchase price, or 300 million Colombian pesos (US$166,136), will be paid within twenty (20) days following the date the assigned rights are registered with the Colombian National Mining Register.

In addition to the purchase price, the Assignors are entitled to receive a royalty equal to two dollars (US$2.00) for each ton of coal extracted under each concession contract during the term of each such contract.

 The Assignment Agreements are each subject to and conditional on the approval of the Assignment Agreements by the appropriate governmental authorities, including the Colombian Institute of Geology and Mining.  Pursuant to the Assignment Agreements, Energia has agreed to take all measures necessary to obtain such approvals.  In addition, Energia has agreed to assume the obligations of the Assignors under the contracts, including, without limitation, preserving the exploration and exploitation rights granted under the mining concessions and ensuring that title to the concessions comply with the requirements of the Colombian mining code.

The above description of the Assignment Agreements is qualified in its entirety by reference to the full text of the English translations of the GG7-111 Assignment Agreement and the GG7-11522X Assignment Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and the contents of which are incorporated herein by reference thereto.

Item 9.01  Financial Statements and Exhibits

(d)         Exhibits.

Exhibit
Number	Description

10.1	GG7-111 Assignment Agreement by and between Energia Andina Santander Resources SAS and Jorge Enrique Osorio Jimenez and Jose David Osorio Jiminez, dated as of July 19, 2010 (English translation).

10.2	GG7-11522X Assignment Agreement by and between Energia Andina Santander Resources SAS and Jorge Enrique Osorio Jimenez and Jose David Osorio Jiminez, dated as of July 19, 2010 (English translation).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 16, 2010

COLOMBIA CLEAN POWER & FUELS, INC.

By:	/s/ Edward P. Mooney
Edward P. Mooney
President and Chief Executive Officer